                                                                    EXHIBIT 25

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                 Continental Stock Transfer & Trust Company
               (Exact name of trustee as specified in its charter)



        New York                                               13-2780552
(State of incorporation                                      (I.R.S. employer
 if not a national bank)                                    identification no.)



    2 Broadway, New York, New York                                10004
(Address of principal executive offices)                        (Zip code)


       Jesse R. Meer, 120 W. 45th St., New York, N.Y. 10036, 212-704-0100
            (Name, address and telephone number of agent for service)


                              Trans-Lux Corporation
               (Exact name of obligor as specified in its charter)


             Delaware                                           13-1394750
 (State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                              identification no.)


          110 Richards Avenue
          Norwalk, Connecticut                                     06856
(Address of principal executive offices)                         (Zip code)



                  ----% Convertible Subordinated Notes due 2006
                         (Title of indenture securities)

ITEM 1.  GENERAL INFORMATION.

         (a) The name and address of each examining or supervising authority to which the trustee is subject:

                  Banking Department of the State of New York 2 Rector Street New York, New York 10006

         (b) Whether the trustee is authorized to exercise corporate trust powers.

                  The trustee is so authorized.



ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation:

                  There was no such affiliation as of October 31, 1996.

NOTE: Items 3 through and including 15 are omitted, in accordance with General Instruction B., based upon the obligor's representation that it is not in default under other indentures under which Continental Stock Transfer & Trust Company is the trustee.

ITEM 16.          LIST OF EXHIBITS.

                  The following exhibits to this Statement of Eligibility and Qualification were filed as exhibits to the Statements of Eligibility and Qualification on Form T-1 that accompanied the registration statements of the named obligors in the S.E.C. files specified. Such exhibits are hereby incorporated by reference to such filings.

         1(a). Amended organization certificate of the trustee. Trans-Lux Corporation, S.E.C. File No. 33-1695.

         1(b). Certificate of amendment, dated May 14, 1986, of the trustee's organization certificate. Howtek, Inc., S.E.C. File No. 33-8971.

         2. Certificate of authority of the Banking Department of New York. Trans-Lux Corporation, S.E.C. File No. 33-1695.

         3. Certificate of amendment, dated December 19, 1984, of the trustee's organization certificate. Trans-Lux Corporation, S.E.C. File No. 33-1695.

         4. By-laws of the trustee. Trans-Lux Corporation, S.E.C. File No. 33-1695.

         5.       Not applicable.


         6. Consent of the trustee as required by Section 321(b) of the Act. Trans-Lux Corporation, S.E.C. File No. 33-1695.

         7. Balance sheet of the trustee, as of December 31, 1995. (The trustee is not required by the Banking Department to publish a report of its condition.)

         8.       Not applicable.

         9.       Not applicable.


                                    SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Continental Stock Transfer & Trust Company, a limited purpose trust company, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and the State of New York on October 31, 1996.


                   CONTINENTAL STOCK TRANSFER & TRUST COMPANY



                    By: /s/ Michael Nelson
                       -------------------------
                       Michael Nelson, President



                                     - 3 -
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                                                                       EXHIBIT 7

CONTINENTAL STOCK TRANSFER & TRUST COMPANY


BALANCE SHEET
DECEMBER 31, 1995
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
 Cash                                                                 $  174,066
 Accounts receivable (net of allowance for doubtful
   accounts of $10,000)                                                1,359,772
  Interest receivable                                                     26,208
 U.S. Government securities - short-term                                 399,762
 Prepaid expenses and other                                               80,808
                                                                      ----------

               Total curent assets                                     2,040,616

PROPERTY AND EQUIPMENT - Net                                              95,204

U.S. GOVERNMENT SECURITIES - long-term                                   987,518

OTHER ASSETS                                                               9,985
                                                                      ----------

TOTAL                                                                 $3,133,323
                                                                      ==========


LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accrued expenses and other liabilities                               $  226,922
 Federal income taxes payable to parent                                  192,409
 State and local income taxes payable to parent                          130,274
                                                                      ----------

               Total current liabilities                                 549,605
                                                                      ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
 Capital stock, $100 par value - authorized and outstanding,
   5,000 shares (no change during year)                                  500,000
 Additional paid-in capital                                            1,000,000
 Retained earnings                                                     1,083,718
                                                                      ----------

               Total stockholder's equity                              2,583,718
                                                                      ----------

TOTAL                                                                 $3,133,323
                                                                      ==========
